Exhibit 99.2

JOINT FILING AGREEMENT

The undersigned hereby agree that statements on Schedules 13G and 13D and Forms 3, 4 and 5 with respect to the shares of common stock of Kythera Biopharmaceuticals, Inc. and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d1(k) promulgated under the Securities Exchange Act of 1934, as amended.  The undersigned hereby further agree that this Joint Filing Agreement may be included as an exhibit to such statements or amendments.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: As of October 10, 2012	VERSANT VENTURE CAPITAL II, L.P.

	By:	/s/ Robin L. Praeger
Robin L. Praeger, Attorney-In-Fact

VERSANT SIDE FUND II, L.P.

	By:	/s/ Robin L. Praeger
Robin L. Praeger, Attorney-in-Fact

VERSANT AFFILIATES FUND II-A, L.P.

	By:	/s/ Robin L. Praeger
Robin L. Praeger, Attorney-in-Fact

VERSANT VENTURE MANAGEMENT L.L.C.

	By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director

VERSANT VENTURES II, L.L.C.

	By:	/s/ Robin L. Praeger
Robin L. Praeger, Chief Financial Officer